Exhibit 10.2

SIXTH AMENDMENT TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT

This Sixth Amendment to Third Amended and Restated Loan Agreement, dated the 23rd day of September, 2024, by and among Matthews International Corporation, a Pennsylvania corporation (the “US Borrower”), Schawk UK Limited, a limited liability company incorporated under the laws of England and Wales (the “UK Borrower”), and Matthews Europe GmbH, a limited liability company organized under the laws of Germany (the “German Borrower”) (the UK Borrower and the German Borrower are each a “Foreign Borrower” and collectively, the “Foreign Borrowers”) (the US Borrower and the Foreign Borrowers are each a “Borrower” and, collectively, the “Borrowers”), the Banks (as defined in the Loan Agreement (as hereinafter defined)) party hereto, Citizens Bank, N.A., a national banking association, in its capacity as administrative agent for the Banks (in such capacity, the “Agent”), PNC Bank, National Association, a national banking association, Truist Bank, a North Carolina banking corporation, JPMorgan Chase Bank, N.A., a national banking association, Wells Fargo Bank, N.A., a national banking association (the foregoing, each in its capacity as a syndication agent for the Banks, individually and collectively, the “Original Syndication Agent”), TD Bank, N.A., a national banking association, and Bank of America, N.A., a national banking association, each in its capacity as syndication agent for the Banks (in such capacity and together with the Original Syndication Agent, individually and collectively, the “Syndication Agent”) and Citibank, N.A., a national banking association, and M&T Bank, each in its capacity as a documentation agent for the Banks (this “Amendment”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Third Amended and Restated Loan Agreement, dated March 27, 2020, by and among the US Borrower, the Banks party thereto, the Agent, the Original Syndication Agent and Bank of America, N.A., a national banking association, in its capacity as documentation agent for the Banks (in such capacity, the “Original Documentation Agent”) (the Original Documentation Agent, together with all other documentation agents for the Banks, as applicable, individually and collectively, the “Documentation Agent”), as amended by that certain: (i) First Amendment to Third Amended and Restated Loan Agreement, dated March 30, 2021, by and among the Borrowers, the Banks party thereto, the Agent, the Syndication Agent and the Documentation Agent; (ii) Second Amendment to Third Amended and Restated Loan Agreement, dated December 27, 2021, by and among the Borrowers, the Banks party thereto, the Agent, the Syndication Agent and the Documentation Agent; (iii) Third Amendment to Third Amended and Restated Loan Agreement, dated July 1, 2022, by and among the Borrowers, the Banks party thereto, the Agent, the Syndication Agent and the Documentation Agent; (iv) Fourth Amendment to Third Amended and Restated Loan Agreement, dated March 17, 2023, by and among the Borrowers, the Banks party thereto, the Agent, the Syndication Agent and the Documentation Agent; and (v) Fifth Amendment to Third Amended and Restated Loan Agreement, dated January 31, 2024, by and among the Borrowers, the Banks party thereto, the Agent, the Syndication Agent and the Documentation Agent (as may be further amended, modified, supplemented or restated from time to time, the “Loan Agreement”), the Banks agreed, among other things, to extend a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed Seven Hundred Fifty Million and 00/100 Dollars ($750,000,000.00); and

WHEREAS, the Borrowers desire to amend certain provisions of the Loan Agreement and the Agent shall permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein which are defined in the Loan Agreement shall have the same meanings herein as in the Loan Agreement unless the context clearly indicates otherwise.

2. Section 1.01 of the Loan Agreement is hereby amended by deleting therefrom the following defined term:

“Pledge Agreement” and “Pledge Agreements”

3. Section 1.01 of the Loan Agreement is hereby amended by inserting therein as new defined terms in their proper alphabetical order, the following:

“2024 Note Offering” shall mean the senior secured second lien notes Due 2027 to be issued by the US Borrower pursuant to that certain Indenture, to be dated as of September, 2024, and guaranteed by certain Subsidiaries of the US Borrower, as the same may be amended, modified, supplemented, restated or replaced (including by a new indenture in connection with a refinancing) in accordance with the terms and provisions of the 2024 Note Intercreditor Agreement.

“2024 Note Intercreditor Agreement” shall mean that certain Intercreditor Agreement, among the Agent and Truist Bank, solely in its capacity as trustee and collateral agent under the 2024 Note Offering, and the other parties thereto from time to time, to be executed and delivered concurrent with the effective date of the 2024 Note Offering, substantially in the form of Exhibit “H” attached hereto and made a part of, as the same may be amended, modified, supplemented, restated or replaced in accordance with the terms thereof.

“Collateral” or “collateral” shall, in each case, mean “Collateral” as such term is defined under the terms and provisions of the applicable Security Agreement.

“Copyright” shall mean “Copyright” as such term is defined under the terms and provisions of the applicable Security Agreement.

“Intellectual Property” shall mean, “Intellectual Property” (including, without limitation, any Copyright, Patent or Trademark included therein or contemplated thereby) as such term is defined under the terms and provisions of the applicable Security Agreement.

“Material Intellectual Property” shall mean “Material Intellectual Property” (including, without limitation, any Intellectual Property included therein or contemplated thereby) as such term is defined under the terms and provisions of the applicable Security Agreement.

“Patent” shall mean “Patent” as such term is defined under the terms and provisions of the applicable Security Agreement.

“Permitted Liens” shall mean that as set forth in Section 6.01.

“Prior Security Interest” shall mean a valid and enforceable perfected first-priority security interest in favor of the Agent, for the benefit of the Banks, under the Uniform Commercial Code in the Collateral which is subject only to Permitted Liens.

“Security Agreement” or “Security Agreements” shall mean, singularly or collectively, as the context may require, (i) the Second Amended and Restated Pledge and Security Agreement, to be executed and delivered by the US Borrower, Aurora Casket, Matthews Aurora, Milso, York Group, IDL Worldwide, Schawk, Schawk Holdings, Schawk USA and Schawk Worldwide to the Agent for the ratable benefit of the Banks concurrent with the effective date of the 2024 Note Offering, and (ii) any other Pledge and Security Agreement executed and delivered by any other applicable Loan Party to the Agent for the ratable benefit of the Banks on or after the Sixth Amendment Closing Date, substantially in the form of Exhibit “G” attached hereto and made a part hereof.

“Sixth Amendment Closing Date” shall mean September  , 2024.

“Trademark” shall mean “Trademark” as such term is defined under the terms and provisions of the applicable Security Agreement.

4. Section 1.01 of the Loan Agreement is hereby amended to delete therefrom the following defined term and insert in its stead the following:

“Bank-Provided Hedge” shall mean a Hedging Agreement which is provided by any Person that was a Bank or an Affiliate of a Bank at the time of the making such agreement (it being understood that notwithstanding the foregoing, solely with respect to any Bank party hereto on the Sixth Amendment Closing Date or an Affiliate of any Bank party hereto on the Sixth Amendment Closing Date, any Hedging Agreement provided by such Person to any Loan Party that was entered into prior to the Sixth Amendment Closing Date shall be considered a Bank-Provided Hedge hereunder) and meets the following requirements: such Hedging Agreement (i) is documented in a standard Master Agreement, (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities of the Loan Parties to the provider of any Bank-Provided Hedge shall be “Loan Document Obligations” hereunder, guaranteed Indebtedness under the Guaranty Agreements and secured Indebtedness under the Security Agreements. Notwithstanding the foregoing provisions in this definition, Bank-Provided Hedge shall not include Excluded Swap Obligations and any such Excluded Swap Obligations shall not be “Loan Document Obligations” hereunder and guaranteed Indebtedness under the Guaranty Agreements.

“Expiry Date” shall mean the earliest of: (i) January 31, 2029; (ii) the date which is ninety (90) days prior to the maturity date of any of (x) the 2017 Note Offering, (y) the 2024 Note Offering or (z) any future indebtedness to refinance any of the foregoing, in any event, unless all obligations thereunder have been paid in full; or (iii) such earlier date on which the Commitments shall have been terminated pursuant to this Agreement.

“Loan Document” or “Loan Documents” shall mean, singularly or collectively as the context may require, (i) this Agreement, (ii) the Notes, (iii) the Notice of Waiver of Rights, (iv) the Guaranty Agreements, (v) the Security Agreements, (vi) the Letters of Credit, (vii) the Letter of Credit Related Documents, (viii) each Foreign Borrower Joinder Agreement, (ix) the 2024 Note Intercreditor Agreement, and (x) any and all other documents, instruments, certificates and agreements executed and delivered in connection with this Agreement (excluding any Bank-Provided Hedge or Treasury Management Agreement), as any of them may be amended, modified, restated, replaced, extended or supplemented from time to time.

“Treasury Management Agreements” shall mean agreements or other arrangements under which any Person that was a Bank or Affiliate of any Bank at the time of making such agreements or other arrangements (it being understood that notwithstanding the foregoing, solely with respect to any Bank party hereto on the Sixth Amendment Closing Date or an Affiliate of any Bank party hereto on the Sixth Amendment Closing Date, any such agreement or other arrangement provided by such Person to any Loan Party that was entered into prior to the Sixth Amendment Closing Date shall be considered a Treasury Management Agreement hereunder) provides any of the following products or services to any of the Loan Parties, to any Domestic Subsidiary of a Loan Party or to any Foreign Subsidiary of a Loan Party: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services or (g) foreign currency exchange. The liabilities of the Loan Parties to the provider of any service or product under any applicable Treasury Management Agreement shall be “Indebtedness” hereunder and guaranteed Indebtedness under the Guaranty Agreements and secured Indebtedness under the Security Agreements.

5. ARTICLE III of the Loan Agreement is hereby amended by inserting as new a Section 3.28, the following:

3.28 Security Interests.

The Liens and security interests granted to the Agent for the benefit of the Banks pursuant to each applicable Security Agreement in the Collateral will constitute upon the filing of all required Uniform Commercial Code financing statements Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the “Uniform Commercial Code”) or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law to the extent the filing of such a financing statement is sufficient to perfect such Liens and security interests under the Uniform Commercial Code. All filing fees and other reasonable and documented expenses in connection with each such action have been or will be paid by the US Borrower.

6. Section 5.03 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

5.03 Insurance.

Each Loan Party shall insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation and public liability insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary (provided that the parties hereto agree that self-insurance is not customary with respect to in transit Inventory insurance), all as reasonably determined by the Loan Parties in the exercise of their reasonable business judgment. At the request of the Agent, the Loan Parties shall deliver to the Agent and each of the Banks (x) on the Sixth Amendment Closing Date and annually thereafter an original certificate of insurance signed (which may be in electronic format) by the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, (y) on the date that is not later than thirty (30) consecutive days following the Sixth Amendment Closing Date and annually thereafter concurrent with the delivery of the certificate described in the preceding clause (x), a copy of the endorsement described in the next sentence attached to such certificate and (z) from time to time but not more than once per year a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements, in form and substance reasonably acceptable to the Agent, which shall (i) specify the Agent as an additional insured and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the Agent, as such additional insured or lender loss payee, as applicable and (ii) provide that no cancellation of such policies for any reason nor any change therein shall be effective until at least thirty (30) days (or at least ten (10) days in the case of non-payment of premiums) after receipt by the Agent of written notice of such cancellation or change. The applicable Loan Parties shall notify the Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline.

7. Section 5.12 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

5.12 Further Assurances.

The Loan Parties, at their own cost and expense, will preserve and protect the Agent’s Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent in its reasonable discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral (including, without limitation, using commercially reasonable efforts to cause to be executed and delivered from time to time, (y) a landlord’s waiver, in such form as may be reasonably agreed by the Agent, with respect to the applicable leased Collateral location and (z) warehouseman or operator waivers, in such form as may be reasonably agreed by the Agent, with respect to the applicable facility where a Loan Party stores Inventory or has Inventory processed) and will otherwise cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Agent and the Banks may reasonably request from time to time in order to carry out the intent and purposes of this Agreement more effectively and the transactions contemplated by this Agreement.

8. Section 5.15 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

5.15 Subsidiary Guaranty Agreements and Security Agreements.

(a) Subsidiary Guaranty Agreements. Each Domestic Subsidiary (excluding any Securitization Entity, a Foreign Subsidiary Holding Company or a Restricted JV Subsidiary (so long as such Subsidiary entity is a Joint Venture)) of a Loan Party created or acquired subsequent to the Closing Date shall immediately execute and deliver to the Agent a Guaranty Agreement, along with such corporate governance and authorization documents as may be deemed reasonably necessary or advisable by the Agent; provided, however, that a Domestic Subsidiary shall not be required to execute such Guaranty Agreement so long as (i) the total assets (excluding all loans and advances made to such Subsidiary from a Loan Party or a Subsidiary of a Loan Party) of such Domestic Subsidiary are less than Fifty Million and 00/100 Dollars ($50,000,000.00), and (ii) the aggregate of the total assets (excluding all loans and advances made to such Subsidiary from a Loan Party or a Subsidiary of a Loan Party) of all such Domestic Subsidiaries with total asset values (excluding all loans and advances made to such Subsidiary from a Loan Party or a Subsidiary of a Loan Party) of less than Fifty Million and 00/100 Dollars ($50,000,000.00) does not exceed the aggregate amount of Two Hundred Million and 00/100 Dollars ($200,000,000.00). In the event that the total assets of any Subsidiary (excluding any Securitization Entity, a Foreign Subsidiary Holding Company or a Restricted JV Subsidiary (so long as such Subsidiary entity is a Joint Venture)) which is not a Domestic Subsidiary or a Guarantor are at any time equal to or greater than Fifty Million and 00/100 Dollars ($50,000,000.00), the US Borrower shall provide the Agent and the Banks with prompt written notice of such asset value.

(b) Security Agreements. Concurrent with the effective date of the 2024 Note Offering and at all times thereafter during the term of this Agreement, without duplication: (i) the US Borrower and/or such other applicable Loan Party (other than a Foreign Borrower) shall, pursuant to the terms and provisions of a Security Agreement, pledge its equity interests in its Domestic Subsidiaries (other than a Securitization Entity or a Restricted JV Subsidiary (so long as such Subsidiary entity is a Joint Venture)) and its first-tier Foreign Subsidiaries and Foreign Subsidiary Holding Companies owned as of the Closing Date and/or created or acquired subsequent to the Closing Date, in each case, to the extent (y) the total assets of such Subsidiary (excluding all loans and advances made to such Subsidiary from a Loan Party or a Subsidiary of a Loan Party) are Fifty Million and 00/100 Dollars ($50,000,000.00) or greater and/or (z) the aggregate of the total assets (excluding all loans and advances made to such Subsidiary from a Loan Party or a Subsidiary of a Loan Party) of such Subsidiaries with total assets (excluding all loans and advances made to such Subsidiary from a Loan Party or a Subsidiary of a Loan Party) of less than Fifty Million and 00/100 Dollars ($50,000,000.00) exceeds the aggregate amount of Two Hundred Million and 00/100 Dollars ($200,000,000.00) (excluding all loans and advances made to such Subsidiary from a Loan Party or a Subsidiary of a Loan Party); provided, however, that with respect to such pledge of such applicable first-tier Foreign Subsidiaries and Foreign Subsidiary Holding Companies, the US Borrower and/or the applicable Loan Party shall only be required to effectuate such pledge if such pledge would not be unlawful and would not cause any adverse Tax consequences to the Borrower; provided, further, that with respect to such pledge of such applicable first-tier Foreign Subsidiaries and Foreign Subsidiary Holding Companies, such pledge shall be limited to a pledge of sixty-six percent (66%) of the equity interests of such Foreign Subsidiary and/or Foreign Subsidiary Holding Company owned by the US Borrower or such applicable Loan Party; and (ii) the US Borrower and/or such other applicable Loan Party (other than a Foreign Borrower and, until the date on which Schawk has executed and delivered a Guaranty Agreement and taken all necessary action required under the applicable Security Agreement to be a “Grantor” for all purposes thereunder (as determined by the Agent in its reasonable discretion), Schawk) shall, pursuant to the terms and provisions of a Security Agreement, pledge, assign, hypothecate, set over and convey unto the Agent, for the benefit of the Banks, and grant to the Administrative Agent, for the benefit of the Bank, a first priority continuing Lien on and security interest in all of the right, title and interest thereof in, to and under all of the Collateral (and all rights therein) whether now existing or hereafter, from time to time, acquired.

9. Section 6.01 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

6.01 Liens.

No Loan Party nor any Subsidiary of a Loan Party (other than a Securitization Entity) shall, at any time, create, incur, assume or suffer to exist any Lien on any of its assets or property, tangible or intangible now owned or hereafter acquired, or agree to become liable to do so, except (the following, collectively, “Permitted Liens”):

(a) Liens of any Loan Party or any Subsidiary of a Loan Party existing on the Closing Date and described in Schedule 6.01 to this Agreement;

(b) Liens granted in favor of the Agent on behalf of the Banks or in favor of any Bank or any Affiliate of such Bank securing a Bank-Provided Hedge or Treasury Management Agreement;

(c) Liens arising from Taxes, assessments, charges, levies or claims described in Section 5.05 of this Agreement;

(d) pledges or deposits under worker’s compensation, unemployment insurance and social security laws, or in connection with or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations, surety or appeal bonds, to customs or revenue authorities or other pledges or deposits of like nature used in the ordinary course of business;

(e) any unfiled materialmen’s, mechanic’s, carrier’s, warehousemen’s, landlord’s, workmen’s, repairmen’s and like Liens arising in the ordinary course of business (provided, that, except as otherwise set forth in Section 5.05(b) hereof, if such a Lien shall be perfected, it shall be discharged of record immediately by payment, bond or otherwise);

(f) Purchase Money Security Interests to secure Indebtedness; provided, however, that such security interests shall be limited solely to the equipment (and any proceeds thereof and contract rights associated therewith) purchased with the proceeds of such Indebtedness;

(g) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided that they do not, individually or in the aggregate, materially diminish the fair market value of the real property affected thereby or the utility of such real property for the purposes for which such property is presently devoted;

(h) attachment, judgment or other similar Liens arising in connection with a proceeding before an Official Body and which do not cause an Event of Default to occur;

(i) Liens of any Subsidiary of a Loan Party that is not itself a Loan Party securing Indebtedness;

(j) Liens securing Indebtedness under the 2024 Note Offering to the extent both (y) the Agent has received the fully executed applicable Security Agreement and has a Prior Security Interest in the Collateral and (z) such Liens are subordinate to the Agent’s Liens on the applicable Collateral pursuant to and in accordance with the terms and provisions of the 2024 Note Intercreditor Agreement;

(k) Liens securing any Receivables Financing; provided, however, that Liens granted in connection therewith shall not attach to any Collateral and shall be limited solely to the assets of the Borrower or any applicable Subsidiary, as the case may be, which are subject to any such Receivables Financing;

(l) Liens on property leased by any Loan Party or any Subsidiary under operating leases securing obligations under such leases;

(m) Liens consisting of leases, subleases, licenses or sublicenses of real or personal property granted to third parties not materially interfering with the conduct of the business of any Loan Party or any Subsidiary of a Loan Party;

(n) Liens on deposit accounts and securities accounts (not including any Collateral) granted or arising in the ordinary course of business in favor of depositary banks and securities intermediaries maintaining such deposit accounts or securities accounts solely to secure customary account fees and charges payable in respect of such deposit accounts and securities accounts and overdrafts not in violation of the Agreement;

(o) Liens in favor of collecting banks arising under Section 4-210 of the Code;

(p) Pledges or deposits securing deductibles, self-insurance, co-payments, co-insurance, retentions, premiums and similar obligations to insurers in the ordinary course of business; and

(q) Liens on accounts receivable (not including any Collateral) and ancillary rights of a customer arising pursuant to supply chain financing arranged by such customer on reasonable and customary terms.

10. Section 6.02 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

6.02 Restrictions on Non-Loan Party Subsidiaries.

No Loan Party shall permit any of its Subsidiaries that are not Loan Parties (other than a Securitization Entity) to enter into or otherwise be bound by any agreement prohibiting or restricting (i) the payment of dividends or Distributions to any Loan Party, (ii) the making of loans or advances to any Loan Party, or (iii) the making of investments in any Loan Party, in each case other than (a) pursuant to this Agreement and the other Loan Documents, (b) in connection with the 2017 Note Offering, the 2024 Note Offering, Permitted Additional Indebtedness or Receivables Financing, (c) agreements entered into in connection with secured Indebtedness permitted by Section 6.01(i) or 6.01(j) or in connection with unsecured Indebtedness of Subsidiaries that are not Loan Parties otherwise permitted hereunder, or (d) agreements with respect to Joint Ventures permitted under Section 6.06(iv); provided, however, that with respect to Subsidiaries of Loan Parties acquired after the date hereof, existing agreements of such Subsidiaries with Persons not an Affiliate of such Subsidiary or any Loan Party that may prohibit or restrict those activities described in (i) through (iii) above shall be permitted hereunder (each such agreement an “Existing Restrictive Agreement”). In addition, the Borrower shall provide written notice to the Agent of any such Existing Restrictive Agreement within thirty (30) days after the acquisition of a Subsidiary which has previously entered into any such Existing Restrictive Agreement.

11. Section 6.04 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

6.04 Disposition of Assets.

No Loan Party nor any Subsidiary of a Loan Party (other than a Securitization Entity) shall sell, consummate a Division, convey, pledge, assign, lease (except for leases entered into in the ordinary course of business), abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section as a transaction and any set of related transactions constituting but a single transaction) any of its properties or assets whether tangible or intangible (including stock of Subsidiaries) except for (i) any Receivables Financing, (ii) sales or dispositions of equipment and other tangible assets (real or personal) that are obsolete or no longer used or useful in the business and sales of inventory in the ordinary course of business, (iii) the sale, transfer or lease of assets by (A) subject to the requirements of Section 6.03(d), a Subsidiary of a Loan Party to a Loan Party or a Loan Party to a Subsidiary of a Loan Party, (B) a Loan Party to another Loan Party, (C) a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party, (D) a Loan Party or Subsidiary of a Loan Party to a Joint Venture permitted under Section 6.06(iv), or (E) a Loan Party of all but not less than all of its equity interests in a Foreign Subsidiary to New UK LLP or a wholly-owned (whether directly or indirectly) Subsidiary of New UK LLP, (iv) [reserved], (v) use and disposition of cash and Cash Equivalents, (vi) leases, subleases, licenses or sublicenses of real or personal property granted to third parties and not materially interfering with the conduct of the business of any Loan Party or any Subsidiary of a Loan Party, (vii) so long as no Event of Default or Potential Default shall have occurred, other sales or dispositions of assets the fair market value of which does not exceed fifteen percent (15%) of the fair market value of all of the Loan Parties’ assets immediately prior to such sale or disposition; provided, that if the disposition involves the disposition of a Subsidiary or a division or business product line, then, with the exception of Events of Default or Potential Defaults under Sections 7.01(a), (b), (c), (k), (m) and (n) hereof, which shall not have occurred and be continuing both before and after giving effect to such disposition, the requirement of this clause (vii) that there be no Event of Default or Potential Default shall be tested only as of the time of the execution of the definitive agreement with respect to such disposition, (viii) the sale, assignment or other transfer of accounts receivable and ancillary rights of a customer in connection with supply chain financing arranged by such customer on reasonable and customary terms or (ix) the lapse, abandonment or other dispositions of intellectual property that is, in the reasonable good faith judgment of such Loan Party or Subsidiary, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Loan Parties or any of their Subsidiaries; provided, however, notwithstanding the foregoing or any other provision of this Agreement or any other Loan Document to the contrary, no Loan Party nor any Subsidiary of a Loan Party shall grant an exclusive license of any Material Intellectual Property, or sell, contribute, transfer, assign or dispose of any Material Intellectual Property, in any such case, to a Subsidiary that is not a Loan Party.

12. Section 6.07 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

6.07 Double Negative Pledge.

No Loan Party nor any Subsidiary of a Loan Party (other than a Securitization Entity) shall enter into any agreement with any Person, other than in connection with this Agreement, which prohibits or limits the ability of such Loan Party or Subsidiary to create, incur, assume or suffer to exist any Lien in favor of the Agent on behalf of the Banks upon or with respect to any property or assets of any kind, real or personal, tangible or intangible (including, but not limited to, stock or other equity interest) of such Loan Party or Subsidiary, whether now owned or hereafter acquired or created; provided that a Loan Party or a Subsidiary of a Loan Party may enter into such agreement: (i) in connection with any Permitted Additional Indebtedness or the 2024 Note Offering, (ii) which prohibits Liens on the specific property or assets which are subject to any Receivables Financing, (iii) which prohibits Liens on property or assets which are subject to any Purchase Money Security Interests permitted by Section 6.01(f) hereof, or other Liens permitted by Section 6.01(i), 6.01(j) or 6.01(m), (iv) in connection with unsecured Indebtedness of Subsidiaries that are not Loan Parties otherwise permitted hereunder, or (v) in connection with Joint Ventures permitted under Section 6.06(iv).

13. Clause (h) of Section 7.01 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(h) Any Loan Party or any Subsidiary of a Loan Party shall, (i) default in the observance of any covenant, term or condition contained in any documentation with respect to either the 2017 Note Offering and/or the 2024 Note Offering, (ii) other than with respect to the 2017 Note Offering and the 2024 Note Offering, default (as principal or guarantor or other surety) in any payment of principal of or interest on any obligation (or set of related obligations) for borrowed money in excess of Ten Million and 00/100 Dollars ($10,000,000.00) beyond any period of grace with respect to the payment or, if any such obligation (or set of related obligations) is or are payable or repayable on demand, fail to pay or repay such obligation or obligations when demanded, or (iii) other than with respect to the 2017 Note Offering and the 2024 Note Offering, default in the observance of any other covenant, term or condition contained in any agreement or instrument by which such an obligation (or set of related obligations) is or are created, secured or evidenced, if as a result of such default the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) cause all or part of such obligation or obligations to become due before its or their otherwise stated maturity; or

14. Section 7.01 of the Loan Agreement is hereby amended to insert as a new clause (i) the following and to re-letter each subsequent clause in Section 7.01 to be in its proper alphabetical order:

(i) (x) Except as permitted by the terms of any applicable Loan Document, any Loan Document or any other agreement, instrument and/or document that is intended to create, perfect or evidence a Prior Security Interest shall for any reason fail to create or otherwise cease to be or evidence a Prior Security Interest in any material portion of the Collateral purported to be covered thereby, (y) any of the Loan Document Obligations for any reason shall cease to be “Senior Lender Claims” (or any comparable term) under the subordination provisions of any documents or instruments evidencing any subordinated Indebtedness (including, without limitation, under the 2024 Note Offering) or (z) the subordination provisions and lien priorities set forth in any subordination or intercreditor agreement (including, without limitation, the 2024 Note Intercreditor Agreement) shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the parties thereto or the holders of any such applicable subordinated Indebtedness;

15. Section 7.03 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

7.03 Set-Off.

If the unpaid principal amount of the Notes, interest accrued on the unpaid principal amount thereof or other amount owing by any Loan Party under this Agreement, the Notes or the other Loan Documents shall have become due and payable (on demand, at maturity, by acceleration or otherwise), each of the Banks, any assignee of the Banks and the holder of any participation in any Loan will each have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and to appropriate and apply to such due and payable amounts any Indebtedness owing to, and any other funds held in any manner for the account of, such Loan Party by such Bank, by such assignee or by such holder including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or in the future maintained by such Loan Party with such Bank, assignee or holder. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of any Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Agent. The Borrower consents to and confirms the foregoing arrangements and confirms the Banks’ rights, such assignee’s rights and such holder’s rights of banker’s lien and set-off. Nothing in this Agreement will be deemed a waiver or prohibition of or restriction on the Banks’ rights, such assignee’s rights or any such holder’s rights of banker’s lien or set-off.

16. The first (1st) paragraph of Section 7.06 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

From and after the date on which the Agent has taken any action pursuant to Section 7.02 and until payment in full of all Indebtedness owed under this Agreement and each other Loan Document, any and all proceeds received by the Agent from any sale or other disposition of any Collateral under any Security Agreement, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:

17. ARTICLE VII of the Loan Agreement is hereby amended by inserting therein as new Sections 7.07 and 7.08, the following:

7.07 Collateral Sharing. All Liens granted under any Security Agreement and any other Loan Document (the “Collateral Documents”) shall secure ratably and on a pari passu basis (i) the Loan Document Obligations in favor of the Agent and the Banks hereunder and (ii) the Loan Document Obligations incurred by any of the Loan Parties in favor of any Bank or an Affiliate of a Bank which provides a Bank-Provided Hedge (the “Hedge Provider”) or any service or product under any applicable Treasury Management Agreement (the “Treasury Management Provider”). The Agent under the Collateral Documents shall be deemed to serve as the collateral agent (the “Collateral Agent”) for the Hedge Provider, the Treasury Management Provider and the Banks hereunder, provided that the Collateral Agent shall comply with the instructions and directions of the Agent (or the Banks under this Agreement to the extent that this Agreement or any other Loan Documents empowers the Banks to direct the Agent), as to all matters relating to the Collateral, including the maintenance and disposition thereof. No Hedge Provider or Treasury Management Provider (in each case, except in its capacity as a Bank hereunder) shall be entitled or have the power to direct or instruct the Collateral Agent on any such matters or to control or direct in any manner the maintenance or disposition of the Collateral or to have any vote on any other matter hereunder.

7.08 Notice of Sale. Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Loan Parties.

18. Clause (e) of Section 9.02 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(e) any release of any Guarantor or any assets of any Loan Party representing more than fifteen percent (15%) of the fair market value of all the Loan Parties’ assets immediately prior to such sale or disposition; provided, that, no Event of Default shall exist immediately prior to and after giving effect to such release,

19. The provisions of Sections 2 through 18 and 20 of this Amendment shall not become effective until the Agent has received the following, each in form and substance acceptable to the Agent (the date of such effectiveness, the “Effective Date”):

(a) this Amendment, duly executed by the Borrowers and the Banks;

(b) payment of all upfront fees, as applicable, to each Bank and payment of all other fees and expenses owed to the Agent and its counsel in connection with this Amendment and the Loan Agreement;

(c) the documents listed in the Closing Agenda set forth on Exhibit 1 attached hereto and made a part hereof; and

(d) such other documents, deliverables and/or evidence reasonably required by the Agent in connection with the transactions contemplated hereby.

20. The US Borrower shall, on or before the date that is thirty (30) consecutive days following the Sixth Amendment Closing Date (or such later date as the Agent may agree in its reasonable discretion), cause Schawk to execute and deliver a Guaranty Agreement and to take all action necessary (as determined by the Agent in its reasonable discretion) to comply with all of the applicable terms and provisions of the applicable Security Agreement in order to cause Schawk to be a “Grantor” for all purposes thereunder.

21. The US Borrower acknowledges and agrees that each and every document, instrument or agreement which secures payment of the US Borrower’s Indebtedness under the Loan Agreement including, but not limited to, (i) the Loan Agreement and (ii) the Guaranty Agreements continue to secure prompt payment when due of each Borrower’s Indebtedness under the Loan Agreement

22. Each Borrower hereby reconfirms and reaffirms, as of the date hereof, all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Loan Agreement and the other Loan Documents, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Loan Agreement.

23. Each Borrower hereby represents and warrants to the Agent as of the date hereof that (i) such Borrower has the legal power and authority to execute and deliver this Amendment, (ii) the officers of such Borrower executing this Amendment have been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions hereof, (iii) the execution and delivery hereof by such Borrower and the performance and observance by such Borrower of the provisions hereof and of the Loan Agreement and all documents executed or to be executed herewith or therewith, do not violate or conflict with the organizational documents of such Borrower or any Law applicable to such Borrower or result in a breach of any provision of or constitute a default which would have a Material Adverse Effect under any other agreement, instrument or document binding upon or enforceable against such Borrower, and (iv) this Amendment, the Loan Agreement and the documents executed or to be executed by such Borrower in connection herewith or therewith constitute valid and binding obligations of such Borrower in every respect, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

24. Each Borrower represents and warrants that as of the date hereof, immediately prior to and after giving effect to the amendments set forth in this Amendment no Potential Default or Event of Default exists under the Loan Agreement, nor will any occur as a result of the execution and delivery of this Amendment or the performance or observance of any provision hereof.

25. Each Borrower hereby voluntarily and knowingly forever releases, discharges, waives and relinquishes any and all claims, demands, causes of action of every kind and nature whatsoever, whether in law, in equity or before an administrative agency, whether known or unknown, direct or indirect, fixed or contingent, whether heretofore asserted or not, and whether arising based on a tort or breach of contractual or other duty, arising under or in connection with this Amendment, any other document executed in connection therewith or the transactions contemplated hereby or thereby based on the acts or omissions of the Agent, any Bank and any of their respective past and present officers, directors, managers, employees, partners, agents, shareholders, members, trustees, predecessors, successors, and assigns (the “Released Parties”) existing on or before the date hereof, that any such Borrower ever had, has or may have against the Released Parties.

26. This Amendment shall not constitute a novation of the Loan Agreement or any of the Loan Documents. Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Banks or the Agent under the Loan Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document. Except as modified by this Amendment and Annex A attached hereto, each and every term, condition, obligation, covenant and agreement contained in the Loan Agreement or any other Loan Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect. Each Borrower reaffirms its Loan Document Obligations, including obligations (whether direct, as a guarantor or otherwise), liabilities and indebtedness, under the Loan Documents to which it is party and its grant and the validity of the Liens granted by it in the Collateral under the applicable Loan Documents, and all financing statements and all other recordings and filings previously made, recorded or filed are intended to and do secure all of its Loan Document Obligations and perfect all Liens granted by it in the Collateral, in each case to the extent provided in such Loan Documents, with all such Liens continuing in full force and effect after giving effect to this Amendment. This Amendment shall constitute a Loan Document for purposes of the Loan Agreement, and from and after the date hereof, all references to the Loan Agreement in any Loan Document and all references in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement shall, unless expressly provided otherwise, refer to the Loan Agreement as amended by this Amendment.

27. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument. Delivery of an executed signature page counterpart hereof by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require Agent to accept electronic signature counterparts in any form or format and (y) Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Amendment or any document signed in connection with this Amendment and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

28. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to any conflict of law principles thereof. Each Borrower hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Amendment.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this Amendment to be duly executed, as a document under seal, by their duly authorized officers on the day and year first above written.

BORROWERS:

Matthews International Corporation

By:	/s/ Richard Beard	(SEAL)
Name:	Richard Beard
Title:	Treasurer

Matthews Europe GmbH

By:	/s/ Richard Beard	(SEAL)
Name:	Richard Beard
Title:	Prokurist/Proxy

Schawk UK Ltd.

By:	/s/ Steven E. Nicola	(SEAL)
Name:	Steven E. Nicola
Title:	Director

[Bank Signature Pages Follow]

[SIGNATURE PAGE TO SIXTH AMENDMENT TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT]

Citizens Bank, N.A., as Agent and for itself as a Bank

By:	/s/ Carl S. Tabacjar
Name:	Carl S. Tabacjar
Title:	Senior Vice President

[SIGNATURE PAGE TO SIXTH AMENDMENT TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT]

JPMorgan Chase Bank, N.A., as a Bank

By:	/s/ Bam Fakorede
Name:	Bam Fakorede
Title:	Vice President

[SIGNATURE PAGE TO SIXTH AMENDMENT TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT]

HSBC Bank USA, National Association, as a Bank

By:	/s/ Jillian Clemons
Name:	Jillian Clemons
Title:	Senior Vice President

[SIGNATURE PAGE TO SIXTH AMENDMENT TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT]

TD Bank, N.A., as a Bank

By:	/s/ Richard A. Zimmerman
Name:	Richard A. Zimmerman
Title:	Managing Director

[SIGNATURE PAGE TO SIXTH AMENDMENT TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT]

First National Bank of Pennsylvania, as a Bank

By:	/s/ Michael Pearce
Name:	Michael Pearce
Title:	Sr. Vice President

[SIGNATURE PAGE TO SIXTH AMENDMENT TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT]

Truist Bank, as a Bank

By:	/s/ David Miller
Name:	David Miller
Title:	Director

[SIGNATURE PAGE TO SIXTH AMENDMENT TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT]

Wells Fargo Bank, N.A., as a Bank

By:	/s/ Kevin Valenta
Name:	Kevin Valenta
Title:	Director

[SIGNATURE PAGE TO SIXTH AMENDMENT TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT]

PNC Bank, National Association, as a Bank

By:	/s/ Troy Brown
Name:	Troy Brown
Title:	Senior Vice President

[SIGNATURE PAGE TO SIXTH AMENDMENT TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT]

Bank of America, N.A., as a Bank

By:	/s/ Brandon Bouchard
Name:	Brandon Bouchard
Title:	Vice President

[SIGNATURE PAGE TO SIXTH AMENDMENT TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT]

Citibank, N.A., as a Bank

By:	/s/ Matthew Sullivan
Name:	Matthew Sullivan
Title:	Senior Vice President

[SIGNATURE PAGE TO SIXTH AMENDMENT TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT]

M&T Bank, as a Bank

By:	/s/ Donna J. Emhart
Name:	Donna J. Emhart
Title:	Director